EXHIBIT 10.13

SECOND AMENDMENT TO
EMPLOYMENT AGREEMENT

This Second Amendment to Employment Agreement ("Second Amendment") is effective as of June 1, 2004 (the "Amendment Effective Date"), unless otherwise stated herein.

WHEREAS, effective June 21, 2003, ICO, Inc., a Texas corporation, and its subsidiaries and affiliates ("Employer"), and Christopher N. O’Sullivan ("Employee") entered into an Employment Agreement ("Agreement"); and

WHEREAS, the Agreement was amended by an amendment dated July 9, 2003 (the "First Amendment"), and the parties desire to further amend the Agreement, as set forth herein.

    NOW, THEREFORE, Employer and Employee agree as follows:

1.    All capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed to such terms in the Agreement.

2.    Effective February 2, 2004, W. Robert Parkey, Jr. was appointed President (and Chief Executive Officer) of ICO, Inc. As of February 2, 2004, Employee no longer serves in the position of President of ICO, Inc. Accordingly, the first sentence of Article 1.2 is hereby deleted and replaced by the following sentence: "Effective February 2, 2004, Employee continues to be employed as Chairman of the Board of ICO, Inc."

3.    As of the Amendment Effective Date, Employee’s Base Salary (as defined in Article 2.1 of the Agreement) shall be Sixty-Five Thousand Dollars ($65,000.00). Employee expressly consents to this reduction in his Base Salary.

4.    Article 2.2 is hereby deleted in its entirety and replaced with the following language:

"2.2 In addition to the Base Salary, the Employee may be eligible, for each fiscal year during the Term, to receive incentive compensation; however, any such incentive compensation awarded to Employee shall be at the sole and absolute discretion of the Board of Directors of ICO, Inc. or the Compensation Committee thereof."

5.  As of the Amendment Effective Date, Employee shall no longer receive a Vehicle Allowance. Accordingly, the second and third sentences in Article 2.7 are hereby deleted in their entirety.

6.     Article 3.1 is hereby deleted in its entirety and replaced with the following language:

"The term of this Agreement shall begin on the Effective Date and continue until September 30, 2004 (the "Term"). The Term shall thereafter be extended for an additional twelve months on the same terms contained herein and in effect as of such time of renewal unless Employer or Employee gives notice at least sixty days prior to the end of the Term or any such extended Term that one or both of them does not intend to renew the Agreement. Notwithstanding the foregoing, either party may terminate this Agreement for any or no reason upon thirty days prior written notice to the other party. Upon Employee’s termination for any reason, all future compensation to which Employee would otherwise be entitled, and all future benefits for which Employee would be eligible, shall cease and terminate as of the date of termination, and Employee shall be entitled to the following (and no other payments): (i) pro rata Base Salary through the date of such termination; (ii) individual bonus or individual incentive compensation, if any, that has been earned and expressly awarded to Employee by the Board of Directors or Compensation Committee thereof, and which has not yet been paid as of the termination date; and (iii) any other payments that may be payable pursuant to the terms of Employer's employee benefit plans in which Employee is a participant."

7.     Articles 3.2, 3.3, 3.4, 3.5, and 3.7 are hereby deleted in their entirety.

8.  This Amendment has been approved by the Board of Directors or its delegate, in accordance with Article 5.7 of the Agreement.

9.  All terms and conditions in the Agreement that are not amended by the First Amendment or the Second Amendment continue to be in full force and effect.

    IN WITNESS WHEREOF, Employer and Employee have duly executed this Second Amendment in multiple originals, to be effective on the date set forth above.

 EMPLOYER:

ICO, Inc.
By:	/s/ W. Robert Parkey, Jr.
W. Robert Parkey, Jr.
President and Chief Executive Officer

Date:	August 16, 2004

    EMPLOYEE:

By:	/s/ Christopher N. O’Sullivan
Christopher N. O’Sullivan
Date:	August 16, 2004